This document consists of 11 pages, of which this page is number 1. The Index to Exhibits is on page 8.

      As filed with the Securities and Exchange Commission on December 20, 1996.
                                                Registration No.  33-___________
 ------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                              ---------------------

                            TARGET THERAPEUTICS, INC.
             (Exact name of Registrant as specified in its charter)

            DELAWARE                                      95-3962471
   (State of Incorporation)                 (I.R.S. Employer Identification No.)

                              47201 Lakeview Blvd.
                                Fremont, CA 94538
                    (Address of principal executive offices)
                              ---------------------

                             1988 STOCK OPTION PLAN
                        1991 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)
                              ---------------------

                                  Gary R. Bang
                      President and Chief Executive Officer
                            Target Therapeutics, Inc.
                              47201 Lakeview Blvd.
                                Fremont, CA 94538
                                 (510) 440-7700
            (Name, address and telephone number of agent for service)
                              ---------------------

                                   Copies to:
                                 MICHAEL W. HALL
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488

                         CALCULATION OF REGISTRATION FEE

                                                                                        Proposed
                                                                   Proposed Maximum      Maximum
                                                Maximum Amount      Offering Price      Aggregate      Amount of
                                               to be Registered       Per Share         Offering      Registration
    Title of Securities to be Registered                                                  Price           Fee
    ------------------------------------       ----------------    ----------------     ---------     ------------

1988 STOCK OPTION PLAN
   Common Stock,
   $0.0025 par value.....................     1,500,000 Shares(1)    $38.00(2)          $57,000,000     $19,655.17


1991 EMPLOYEE STOCK PURCHASE PLAN
   Common Stock,
   $0.0025 par value.....................       100,000 Shares(3)    $32.30(4)          $ 3,230,000      $ 1,113.79


                   TOTAL                      1,600,000 Shares                          $60,230,000      $20,768.96

-----------------------
(1) This total represents a 1,500,000 share increase in the shares reserved for issuance under the Registrant's 1988 Stock Option Plan, which increase was approved by the Registrant's Board of Directors on May 8, 1996 and the Registrant's stockholders on September 4, 1996.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. This computation is based on the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on December 16, 1996 because such securities are to be issued at prices based upon fluctuating market prices.

(3) This total represents a 100,000 share increase in the shares reserved for issuance under the Registrant's 1991 Employee Stock Purchase Plan, which increase was approved by the Registrant's Board of Directors on May 8, 1996 and the Registrant's stockholders on September 4, 1996.

(4) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "1933 Act") solely for the purpose of calculating the registration fee. This computation is based upon 85% of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on December 16, 1996 because such securities are to be issued at prices based upon fluctuating market prices. Pursuant to the 1991 Employee Stock Purchase Plan, such shares will be issued at 85% of their market value as of specific dates.

PART II:  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INFORMATION INCORPORATED BY REFERENCE


         The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

         (a) The Registrant's Annual Report on Form 10-K for the year ended March 31, 1996, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1996 and September 30, 1996, each pursuant to Section 13 of the 1934 Act.

         (c) The Registrant's Current Reports on Form 8-K as were filed with the Commission on each of the following dates since the end of the fiscal year covered by the filing indicated in item (a) above: June 7, 1996; July 25, 1996; July 26, 1996 and August 2, 1996.

         (d) Items 1 and 2 of the Registrant's Registration Statement on Form 8-A filed on November 20, 1996 pursuant to Section 12 of the Exchange Act.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.       DESCRIPTION OF SECURITIES

              Not Applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

              Not Applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor...[by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

                  The Registrant's Certificate of Incorporation provides that the Registrant shall indemnify to the full extent permitted by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director, officer or employee of the Registrant or any predecessor of the Registrant, or serves or served any other enterprise as a director, officer or employee at the request of the Registrant or any predecessor to the Registrant. Such Certificate of Incorporation also provides that no amendment or repeal of such Certificate, nor the adoption of any provision inconsistent with the indemnification provisions of such Certificate, shall eliminate or reduce the effect of such indemnification provisions with respect to any matter occurring, or any action or proceeding accruing or arising or that, but for such Certificate, would accrue or arise prior to the effective date of such amendment, repeal or adoption of an inconsistent provision.

                  The Registrant's Bylaws provide that the corporation shall, to the maximum extent and in the manner permitted by the DGCL, indemnify each of its directors and officers against expenses (including attorney's fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the corporation. The Bylaws further provide that the Registrant's directors and officers include any person who is or was a director or officer of the Registrant or who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or who was a director of officer of a corporation which was a predecessor of the Registrant or of another enterprise at the request of such predecessor Registrant. The Bylaws also provide that the Registrant may indemnify other employees or agents.

                  The Registrant has entered or will enter into indemnification agreements with its directors, officers and certain of its employees. The Registrant intends to purchase insurance on behalf of its directors, officers and certain of its employees against losses arising from any claim asserted against or incurred by such individuals in any such capacity, subject to certain exclusions.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

              Not Applicable.

ITEM 8.       EXHIBITS

        Exhibit
        Number             Document
        -------            --------
          4.1 (1)          Preferred Shares Rights Agreement dated September 21, 1994 between Target
                           Therapeutics, Inc. and The First National Bank of Boston.
          4.2 (2)          Amendment to Preferred Shares Rights Agreement dated May 7, 1996 between Target Therapeutics, Inc. and The First National Bank of Boston.
          4.3 (3)          Declaration of Registration Rights, Exhibit E to the Agreement and Plan of
                           Reorganization dated April 29, 1996 among Target Therapeutics, Inc., TTI
                           Acquisition Corporation and Interventional Therapeutics Corporation.
          5.1              Opinion of Venture Law Group, A Professional Corporation as to the
                           legality of securities being registered.
         23.1              Consent of Venture Law Group (contained in Exhibit 5.1 hereto).
         23.2              Consent of Ernst & Young LLP, Independent Auditors.
         23.3              Consent of Frank, Rimerman & Co. LLP Independent Auditors.
         24.1              Power of Attorney (see page 16).
         99.1 (4)          1988 Stock Option Plan, as amended.
         99.2 (5)          1991 Employee Stock Purchase Plan, as amended.

--------------------

(1) Incorporated by reference to Exhibit No. 1 filed with Registrant's Form 8-A filed on September 22, 1994.

(2) Incorporated by reference to Exhibit No. 4.2 filed with Registrant's Form 10-K for the year ended March 31, 1996.

(3) Incorporated by reference to Exhibit No. 4.3 filed with Registrant's Form 10-K for the year ended March 31, 1996.

(4) Incorporated by reference to Exhibit No. 10.2 filed with Registrant's Form 10-Q for the quarter ended September 30, 1996.

(5) Incorporated by reference to Exhibit No. 10.4 filed with Registrant's Form 10-Q for the quarter ended September 30, 1996.

ITEM 9.       UNDERTAKINGS

         A.       The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, employees and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, employees or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, employees or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


                            [Signature page follows]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Target Therapeutics, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on December 20, 1996.


                                         TARGET THERAPEUTICS, INC.



                                         By: /s/ Gary R. Bang
                                             -----------------------------
                                             Gary R. Bang, President and
                                             Chief Executive Officer

                                INDEX TO EXHIBITS

 Exhibit                                                                                                      Page
  Number                                                                                                     Number
---------                                                                                                    ------
       4.1         Preferred Shares Rights Agreement dated September 21, 1994 between Target
                   Therapeutics, Inc. and The First National Bank of Boston                                   (1)

       4.2         Amendment to Preferred Shares Rights Agreement dated May 7, 1996 between Target
                   Therapeutics, Inc. and The First National Bank of Boston
                                                                                                              (2)
       4.3         Declaration of Registration Rights, Exhibit E to the Agreement and Plan of
                   Reorganization dated April 29, 1996 among Target Therapeutics, Inc., TTI
                   Acquisition Corporation and Interventional Therapeutics Corporation
                                                                                                              (3)
       5.1         Opinion of Venture Law Group, A Professional Corporation as to the legality of securities being registered

      23.1         Consent of Venture Law Group (contained in Exhibit 5.1 hereto)

      23.2         Consent of Ernst & Young LLP, Independent Auditors

      23.3         Consent of Frank, Rimerman & Co. LLP Independent Auditors

      24.1         Power of Attorney. Reference is made to page 9

      99.1         1988 Stock Option Plan, as amended, and forms of option agreements thereunder              (4)

      99.2         1991 Employee Stock Purchase Plan                                                          (5)

--------------------------

(1) Incorporated by reference to Exhibit No. 1 filed with Registrant's Form 8-A filed on September 22, 1994.

(2) Incorporated by reference to Exhibit No. 4.2 filed with Registrant's Form 10-K for the year ended March 31, 1996.

(3) Incorporated by reference to Exhibit No. 4.3 filed with Registrant's Form 10-K for the year ended March 31, 1996.

(4) Incorporated by reference to Exhibit No. 10.2 filed with Registrant's Form 10-Q for the quarter ended September 30, 1996.

(5) Incorporated by reference to Exhibit No. 10.4 filed with Registrant's Form 10-Q for the quarter ended September 30, 1996.

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary R. Bang and Robert E. McNamara, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said Attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act or thing necessary to be done in and about the premises and hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               Signature                                   Title                                       Date
               ---------                                   -----                                       ----

                  /s/ Gary R. Bang            President, Chief Executive Officer and Director      December 19, 1996
           -------------------------
               (Gary R. Bang)                 (Principal Executive Officer)

           /s/ Robert E. McNamara             Vice President, Finance and Administration,          December 19, 1996
           -------------------------
            (Robert E. McNamara)              Chief Financial Officer (Principal Financial
                                              and Accounting Officer) and Assistant Secretary

            /s/ Charles M. Strother           Chairman of the Board of Directors                   December 19, 1996
           -------------------------
           (Charles M. Strother)

           /s/ William G. Davis               Director                                             December 19, 1996
           -----------------------
             (William G. Davis)

       /s/ Kathleen G. Murray, M.S.N.         Director                                             December 19, 1996
       ---------------------------------
         (Kathleen G. Murray, M.S.N.)

            /s/ Howard D. Palefsky            Director                                             December 19, 1996
            -----------------------
            (Howard D. Palefsky)

            /s/ Richard D. Randall            Director                                             December 19, 1996
            -----------------------
            (Richard D. Randall)

             /s/ John C. Villforth            Director                                             December 19, 1996
           -----------------------
            (John C. Villforth)

              /s/ Richard B. Egen             Director                                             December 19, 1996
           -----------------------
             (Richard B. Egen)


                                      -9-